UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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☐	Soliciting Material under § 240.14a-12
Vector Group Ltd.
(Name of Registrant as Specified in its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
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VECTOR GROUP LTD.
4400 Biscayne Blvd.
Miami, Florida 33137

SUPPLEMENT TO PROXY STATEMENT FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD JUNE 3, 2021

Explanatory Note

On April 23, 2021, Vector Group Ltd. (the “Company”) mailed to stockholders a printed definitive proxy statement (the “Proxy Statement”) in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Stockholders to be held on Thursday, June 3, 2021 (the “Annual Meeting”). The printed Proxy Statement mailed to stockholders contained two errors that were corrected in the Proxy Statement filed with the Securities and Exchange Commission on April 23, 2021.

The purpose of this supplement, dated April 23, 2021 (this “Supplement”), is to correct the following errors contained in the printed Proxy Statement mailed to stockholders:

(i)to correct footnote 11 to the table under the heading “Security Ownership of Certain Beneficial Owners and Management,” on page 5 of the printed Proxy Statement, and
(ii)to correct the table entitled “Compensation Highlights” in the Company’s Compensation Discussion and Analysis on page 13 of the printed Proxy Statement.

A detailed explanation follows.

Changes in the Proxy Statement

Footnote 11

Footnote 11 to the table under the heading “Security Ownership of Certain Beneficial Owners and Management,” on page 5 of the printed Proxy Statement, has been corrected to change the number of shares held by the Wisdom Living Trust from 130,096 to 142,335 and delete the following sentence, which was incorrect: “There are 28,460 shares held by Wisdom Living Trust that are pledged to collateralize a margin loan.”

After such corrections, footnote 11 in the Proxy Statement filed with the Securities and Exchange Commission states: “Includes 142,335 shares held by Wisdom Living Trust, of which Ms. Sharpe is a trustee and primary beneficiary.”

Compensation Highlights

The table entitled “Compensation Highlights” on page 13 of the printed Proxy Statement has been corrected to delete “Independent compensation consultant” from the “What we don’t” column. After such correction, the table in the Proxy Statement filed with the Securities and Exchange Commission is shown below:

What we do	What we don’t
Pay for performance and align interests of executives with those of long-term stockholders	No single-trigger cash severance upon a change in control
Majority of executive pay is in the form of at-risk compensation	No repricing of stock options
Hold-until-retirement requirements applicable to 25% of all equity granted to executives	No hedging of stock permitted
Clawback policy — which provides for recoupment of previously earned incentives — is a precondition to receiving incentive-based compensation
Independent compensation consultant

*        *        *        *        *

Except as specifically revised by the information contained herein, this Supplement does not modify, amend or otherwise affect any of the other information set forth in the printed Proxy Statement mailed to stockholders on April 23, 2021. This Supplement should be read with the printed Proxy Statement, and, from and after the date of this Supplement, any references to the printed Proxy Statement will be deemed to be to the printed Proxy Statement as supplemented hereby. The Proxy Statement filed with the Securities and Exchange Commission on April 23, 2021 is not modified, amended or otherwise affected by this Supplement. The Company has posted its Proxy Statement with the corrections described in this Supplement on its website and the AST proxy portal at http://www.astproxyportal.com/ast/03819. The Proxy Statement and our Annual Report on Form 10-K for the year ended December 31, 2020 are available to stockholders on our website at https://www.vectorgroupltd.com/investor-relations/.